SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

      Lawrence F. DeGeorge ("DeGeorge") and Advance Display Technologies, Inc., a Colorado corporation (the "Company"), based upon the mutual consideration recited below, agree as follows:

      1. The Company acknowledges the receipt of One Hundred Seventy Five Thousand Dollars ($175,000) from DeGeorge for the purchase of 10,491,018 shares of the Company's Series D Convertible Preferred Stock (the "Initial Series D Shares") pursuant to that certain Stock Purchase Agreement dated November 23, 2004 by and among the Company, Stephen P. Jarchow, Paul Colichman, DeGeorge and Gene W. Schneider (the "SPA") and agrees that, notwithstanding the terms of the SPA, upon the execution of this Settlement Agreement and Release (this "Agreement"), DeGeorge has no obligation to pay the Company for the additional 19,508,982 shares of the Company's Series D Convertible Preferred Stock he purchased under the SPA (the "Additional Series D Shares"). The parties acknowledge that the Additional Series D Shares have been returned to the Company by DeGeorge concurrently with the execution of this Agreement and have been canceled by the Company.

      2. The Company will retain the sum of $175,000 that DeGeorge paid for the Initial Series D Shares and DeGeorge will retain ownership of and all rights incident to the ownership of the Initial Series D Shares. The Company hereby waives and releases all rights and claims to the return of any part of the Initial Series D Shares and DeGeorge hereby waives and releases all rights and claims to the return of any part of the $175,000 purchase price for the Initial Series D Shares.

      3. Nothing contained in this Agreement shall affect any other prior or future investment by DeGeorge in the Company's securities or any loans he has made or will make to the Company besides the confirmation of his purchase of the Initial Series D Shares, his return of the Additional Series D Shares and the release of any obligation for him to pay the Company for the Additional Series D Shares.

      4. Based upon the foregoing consideration, DeGeorge voluntarily and knowingly FULLY AND UNCONDITIONALLY RELEASES AND DISCHARGES the Company, all affiliated corporations and their predecessors, subsidiaries, successors and assigns, their present and former directors, officers, employees and agents (collectively called the "Released Parties"), from any and all claims DeGeorge may have, or may ever have had, as of the date of this Agreement arising out of his purchase of the Initial Series D Shares, his return of the Additional Series D Shares and the release of any obligation for him to pay the Company for the Additional Series D Shares and all other claims or potential claims, whether in tort, contract, statute or otherwise, and whether existing under local, state or federal law, against the Released Parties relating thereto, provided, however, that nothing herein shall be deemed to be a waiver, release or limitation of DeGeorge's rights to indemnification and advancement of expenses from the Company, whether payable by the Company or by an insurance carrier or other third party at the Company's behest, pursuant to the Company's Articles of Incorporation, Bylaws, directors and officers liability or other insurance policies obtained by the Company, indemnification, advancement or similar agreements or arrangements, resolutions of the Company's Board of Directors or shareholders or applicable law. Correspondingly, the Company, all affiliated corporations and their predecessors, subsidiaries, successors and assigns, (collectively called the "Releasing Parties") voluntarily and knowingly FULLY AND UNCONDITIONALLY RELEASE AND DISCHARGE DeGeorge from any and all claims the Releasing Parties may have, or may ever have had as of the date of this Settlement Agreement and Release, arising out of his purchase of the Initial Series D Shares, his return of the Additional Series D Shares and the release of any obligation for him to pay the Company for the Additional Series D Shares, and all other claims or potential claims, whether in tort, contract, statute or otherwise, and whether existing under local, state or federal law, against DeGeorge relating thereto.


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

      5. The terms of this Release shall not in any way be construed as an admission by the Company of any liability or wrongful conduct against DeGeorge or any other person, but on the contrary, the Company specifically denies any liability to or wrongful conduct toward DeGeorge or any of the Released Parties and DeGeorge specifically denies any liability to or wrongful conduct toward the Company or any of the Releasing Parties.

      6. DeGeorge and the Company declare and represent that no promise, inducement or agreement not herein expressed has been made, and that this Settlement Agreement and Release contains the entire agreement between the parties and that the terms of this Settlement Agreement and Release are contractual, final and binding and are not a mere recital.

      7. This Settlement Agreement and Release may be signed by the parties in separate counterparts and will be as fully effective and binding as if all signatures appeared in one document.


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

               THIS IS A RELEASE - READ CAREFULLY BEFORE SIGNING.
                   ALL PARTIES SHOULD CONSULT WITH AN ATTORNEY
                        PRIOR TO EXECUTING THIS RELEASE.

      CAUTION - READ BEFORE SIGNING BELOW:

      Both parties hereby certify that they have read the foregoing Settlement Agreement and Release, understands that it is the party's choice whether or not to enter into this Settlement Agreement and Release and states that the party's decision to do so is VOLUNTARY AND MADE KNOWINGLY, WITH FULL KNOWLEDGE AND UNDERSTANDING OF ITS CONTENTS.

      DATED this 11th day of January, 2005.


                                       /s/Lawrence F. DeGeorge
                                       -----------------------------------------
                                       Lawrence F. DeGeorge

                                       ADVANCE DISPLAY TECHNOLOGIES, INC.


                                       By:/s/Matthew W. Shankle
                                       -----------------------------------------
                                       Matthew W. Shankle, President

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